Exhibit 99.1

P3 Health Partners Announces Second Quarter 2024 Results
Management to Host Conference Call and Webcast August 7, 2024 at 4:30 PM ET
HENDERSON, NV—August 7, 2024—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the second quarter ended June 30, 2024.
“In the second quarter, we experienced continued growth in our top line while simultaneously enhancing our balance sheet through a successful capital raise,” said Aric Coffman, CEO of P3. “Building on P3’s key strengths, I have identified several initiatives during my first 90 days as CEO that will further enhance our capabilities and help achieve sustainable profitability.”
Second Quarter 2024 Financial Results
•Total revenue was $379.2 million, an increase of 15% compared to $329.1 million in the second quarter of the prior year
•Capitated revenue was $374.3 million, an increase of 15% compared to $325.6 million in the second quarter of the prior year
•Gross profit was $14.0 million, as compared to $26.8 million in the prior year. Gross profit PMPM was $36, compared to $86 PMPM in the prior year
•Medical margin(1) was $41.1 million compared to $50.5 million in the prior year. Medical margin PMPM(1) was $107, compared to a medical margin PMPM of $161 in the prior year
•Net loss was $28.8 million compared to a net loss of $27.6 million in the second quarter of the prior year. Net loss PMPM was $75 compared to a net loss PMPM of $88 in the prior year
•Adjusted EBITDA loss(1) was $8.8 million compared to Adjusted EBITDA of $0.2 million in the second quarter of the prior year. Adjusted EBITDA loss PMPM(1) was $23, compared to Adjusted EBITDA PMPM of $1 in the second quarter of the prior year

Fiscal 2024 Guidance

	Year Ended December 31, 2024
	Low	High
At-Risk Members(2)	125,000	135,000
Total Revenues (in millions)	$1,450	$1,550
Medical margin(1)(3) (in millions)	$230	$250
Medical margin(3) PMPM	$165	$175
Adjusted EBITDA(3) (in millions)	$20	$40
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3)The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA (loss), medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), gross profit (loss) or gross profit (loss) PMPM because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.
The foregoing 2024 outlook statements represent management’s current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on August 7, 2024 at 4:30 PM ET

Title & Webcast	P3 Health Second Quarter Earnings Conference Call
Date & Time	August 7, 2024, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available at ir.p3hp.org website in advance of the conference call. An archived recording of the webcast will be available at ir.p3hp.org for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,900 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 27 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including

Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin, and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense and (iv) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitated revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, medical margin to gross profit, and medical margin PMPM to gross profit PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; outlook as to total revenue, at-risk membership, medical margin, medical margin PMPM, and Adjusted EBITDA for the full year 2024; and our ability to enhance our capabilities and achieve sustainable profitability, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; our ability to establish and maintain effective internal controls and the impact of the material weaknesses we have identified; our ability to maintain the listing of our securities on The Nasdaq Stock Market, LLC; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Ryan Halsted
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash	$73,086	$36,320
Restricted cash	5,116	4,614
Health plan receivable, net of allowance for credit losses of $150	153,259	118,497
Clinic fees, insurance and other receivable	2,165	2,973
Prepaid expenses and other current assets	8,478	3,613
TOTAL CURRENT ASSETS	242,104	166,017
Property and equipment, net	7,537	8,686
Intangible assets, net	624,673	666,733
Other long-term assets	18,445	19,531
TOTAL ASSETS (1)	$892,759	$860,967
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,989	$8,663
Accrued expenses and other current liabilities	39,900	36,884
Accrued payroll	3,744	3,506
Health plan settlements payable	22,851	34,992
Claims payable	233,761	178,009
Premium deficiency reserve	11,273	13,670
Accrued interest	31,905	23,648
Short-term debt	831	—
TOTAL CURRENT LIABILITIES	352,254	299,372
Operating lease liability	12,192	13,622
Warrant liabilities	25,455	1,085
Contingent consideration	4,907	4,907
Long-term debt, net	133,124	108,319
TOTAL LIABILITIES (1)	527,932	427,305
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	197,987	291,532
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 161,762 and 116,588 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	16	12
Class V common stock, $0.0001 par value; 205,000 shares authorized; 195,957 and 196,569 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	20	20
Additional paid in capital	564,868	509,442
Accumulated deficit	(398,064)	(367,344)
TOTAL STOCKHOLDERS’ EQUITY	166,840	142,130
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$892,759	$860,967
____________________
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $11.1 million and $8.6 million as of June 30, 2024 and December 31, 2023, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $14.3 million and $13.6 million as of June 30, 2024 and December 31, 2023, respectively. These VIE assets and liabilities do not include $47.0 million and $44.2 million of net amounts due to affiliates as of June 30, 2024 and December 31, 2023, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
OPERATING REVENUE:
Capitated revenue	$374,306	$325,616	$758,440	$624,320
Other patient service revenue	4,851	3,470	9,205	6,843
TOTAL OPERATING REVENUE	379,157	329,086	767,645	631,163
OPERATING EXPENSE:
Medical expense	365,171	302,271	747,228	587,841
Premium deficiency reserve	(3,397)	(2,012)	(2,397)	3,128
Corporate, general and administrative expense	26,610	27,223	54,011	64,866
Sales and marketing expense	414	857	736	1,858
Depreciation and amortization	21,693	21,780	43,232	43,320
TOTAL OPERATING EXPENSE	410,491	350,119	842,810	701,013
OPERATING LOSS	(31,334)	(21,033)	(75,165)	(69,850)
OTHER INCOME (EXPENSE):
Interest expense, net	(5,436)	(3,851)	(9,692)	(7,937)
Mark-to-market of stock warrants	8,673	(1,731)	8,889	(1,082)
Other	291	(741)	628	(645)
TOTAL OTHER EXPENSE	3,528	(6,323)	(175)	(9,664)
LOSS BEFORE INCOME TAXES	(27,806)	(27,356)	(75,340)	(79,514)
PROVISION FOR INCOME TAXES	(968)	(226)	(3,040)	(516)
NET LOSS	(28,774)	(27,582)	(78,380)	(80,030)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(16,754)	(17,766)	(47,660)	(61,015)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(12,020)	$(9,816)	$(30,720)	$(19,015)

NET LOSS PER SHARE (Note 9):
Basic	$(0.09)	$(0.09)	$(0.24)	$(0.25)
Diluted	$(0.15)	$(0.09)	$(0.30)	$(0.29)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 9):
Basic	136,601	107,454	127,806	74,699
Diluted	141,083	107,454	130,047	276,028

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(78,380)	$(80,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,232	43,320
Equity-based compensation	3,073	2,008
Amortization of original issue discount and debt issuance costs	(91)	340
Accretion of contingent consideration	—	113
Mark-to-market adjustment of stock warrants	(8,889)	1,082
Premium deficiency reserve	(2,397)	3,128
Changes in operating assets and liabilities:
Health plan receivable	(34,762)	(30,540)
Clinic fees, insurance, and other receivable	775	5,563
Prepaid expenses and other current assets	(4,865)	139
Other long-term assets	60	(1,289)
Accounts payable, accrued expenses, and other current liabilities	30	1,924
Accrued payroll	238	(3,086)
Health plan settlements payable	(12,141)	(6,730)
Claims payable	55,752	7,321
Accrued interest	8,257	4,625
Operating lease liability	(164)	(452)
Net cash used in operating activities	(30,272)	(52,564)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(1,652)
Net cash used in investing activities	—	(1,652)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	25,000	14,102
Payment of debt issuance costs	—	(173)
Proceeds from private placement offering, net of offering costs paid	42,234	87,329
Proceeds from at-the-market sales, net of offering costs paid	33	—
Deferred offering costs paid	(455)	—
Payment of tax withholdings upon settlement of restricted stock unit awards	(103)	—
Repayment of short-term and long-term debt	(1,040)	—
Proceeds from short-term debt	1,871	—
Net cash provided by financing activities	67,540	101,258
Net change in cash and restricted cash	37,268	47,042
Cash and restricted cash, beginning of period	40,934	18,457
Cash and restricted cash, end of period	$78,202	$65,499

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (LOSS)
(in thousands, except PMPM)
(unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2024	June 30, 2023	March 31, 2024	2024	2023
Net loss	$(28,774)	$(27,582)	$(49,606)	$(78,380)	$(80,030)
Interest expense, net	5,436	3,851	4,256	9,692	7,937
Depreciation and amortization	21,693	21,780	21,539	43,232	43,320
Provision for income taxes	968	226	2,072	3,040	516
Mark-to-market of stock warrants	(8,673)	1,731	(216)	(8,889)	1,082
Premium deficiency reserve	(3,397)	(2,012)	1,000	(2,397)	3,128
Equity-based compensation	1,624	1,031	1,449	3,073	2,008
Other(1)	2,276	1,192	(264)	2,012	3,053
Transaction and other related costs(2)	—	—	—	—	70
Adjusted EBITDA (loss)	$(8,847)	$217	$(19,770)	$(28,617)	$(18,916)
Adjusted EBITDA (loss) PMPM	$(23)	$1	$(52)	$(38)	$(31)
_____________________________________________
(1)Other during the three and six months ended June 30, 2024 consisted of (i) interest income offset by (ii) severance and related expense in connection with our chief executive officer transition, and (iii) valuation allowance on our notes receivable. Other during the three and six months ended June 30, 2023 consisted of (i) interest income offset by (ii) cybersecurity incident loss, (iii) restructuring and other charges, including severance and benefits paid to employees pursuant to workforce reduction plans, (iv) the disposition of our Pahrump operations, (v) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b) with respect to the six months ended June 30, 2023, (vi) a legal settlement outside of the ordinary course of business with respect to the six months ended June 30, 2023, and (vii) valuation allowance on our notes receivable.
(2)Transaction and other related costs during the six months ended June 30, 2023 consisted of legal fees incurred related to acquisition-related litigation.
MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2024	June 30, 2023	March 31, 2024	2024	2023
Capitated revenue	$374,306	$325,616	$384,134	$758,440	$624,320
Less: medical claims expense	(333,217)	(275,121)	(347,582)	(680,799)	(534,579)
Medical margin	$41,089	$50,495	$36,552	$77,641	$89,741
Medical margin PMPM	$107	$161	$96	$102	$145
RECONCILIATION OF GROSS PROFIT TO MEDICAL MARGIN
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2024	June 30, 2023	March 31, 2024	2024	2023
Gross profit	$13,986	$26,815	$6,431	$20,417	$43,322
Other patient service revenue	(4,851)	(3,470)	(4,354)	(9,205)	(6,843)
Other medical expense	31,954	27,150	34,475	66,429	53,262
Medical margin	$41,089	$50,495	$36,552	$77,641	$89,741

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total operating expense	$410,491	$350,119	$842,810	$701,013
Medical expense	(365,171)	(302,271)	(747,228)	(587,841)
Depreciation and amortization	(21,693)	(21,780)	(43,232)	(43,320)
Premium deficiency reserve	3,397	2,012	2,397	(3,128)
Equity-based compensation	(1,624)	(1,031)	(3,073)	(2,008)
Other	(2,541)	(446)	(2,593)	(2,397)
Transaction and other related costs	—	—	—	(70)
Adjusted operating expense	$22,859	$26,603	$49,081	$62,249